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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                               September 25, 1998



                            RALLY'S HAMBURGERS, INC.
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               (Exact Name of Registrant as specified in Charter)




  Delaware                          0-17980                         62-1210077
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 (State or other                   (Commission                    (IRS Employer
  jurisdiction of                  File Number)                   Identification
  incorporation)                                                  Number)



         14255 49th Street North, Building I , Clearwater, Florida 33762
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       (Address of principal executive offices)                (Zip Code)


                                 (727) 519-2000
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              (Registrant's telephone number, including area code)



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          (Former name or former address, if changed since last report)





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ITEM 5. OTHER EVENTS

         On September 28, 1998, Rally's Hamburgers, Inc. announced that it has entered into a letter of intent with GIANT GROUP, LTD. and Checkers Drive-In Restaurants, Inc., a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, whereby Rally's will merge with GIANT and Checkers in an all-stock transaction. Under the agreement, each share of GIANT's common stock will be exchanged for 10.48 shares of Rally's common stock and each share of Checkers common stock will be exchanged for 0.5 shares of Rally's common stock. A copy of the press release announcing the transaction is attached hereto as Exhibit 99.2 and incorporated by reference.

         On September 17, 1998, Rally's announced that it has fulfilled the sinking fund requirement due by June 15, 1999, with respect to its 9 7/8 % Senior Notes due June 15, 2000. A copy of the press release setting forth the announcement is attached hereto as Exhibit 99.3 and incorporated by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)  & (b)  Not applicable.

         (c)  Exhibits.

         Exhibit 99.1 Letter of Intent, dated as of September 25, 1998, among Rally's Hamburgers, Inc., GIANT GROUP, LTD. and Checkers Drive-In Restaurants, Inc.

         Exhibit 99.2      Press Release, dated September 28, 1998.

         Exhibit 99.3      Press Release, dated September 17, 1998.






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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        RALLY'S HAMBURGERS, INC.




September 29, 1998                      By:  /s/ JAMES T. HOLDER
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        (Date)                          James T. Holder
                                        Senior Vice President, General
                                        Counsel & Secretary